EXHIBIT I

                                   JOINT FILING AGREEMENT


                       Each of the undersigned hereby agrees that the
               Rule 13d-1(f)(1) of the Securities Exchange Act of 1934,

               Dated: August 11, 1997

               The Equitable Companies Incorporated

               BY:  /s/ Alvin H. Fenichel
                  -----------------------------------------
                  Alvin H. Fenichel
                  Senior Vice President




               AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; Alpha Assurances Vie Mutuelle; Alpha Assurances I.A.R.D. Mutuelle, AXA Courtage Assurance Mutuelle, as a group, and AXA


               Signed on behalf of each of the above entities



               BY:      /s/ Alvin H. Fenichel
                  -----------------------------------------
                  Alvin H. Fenichel
                  Attorney-in-Fact
                  (Executed pursuant to Powers of Attorney)